Exhibit 99.1

Contact:                 Dan Coccoluto

Acting Chief Financial Officer

Omtool, Ltd.

603-898-8900, ext. 1446

coccoluto@omtool.com

Omtool Announces Restructuring and Appointment of Acting Chief Financial Officer

SALEM, N.H., September 2, 2003 - Omtool, Ltd. (NASDAQ: OMTL) today announced a company-wide restructuring aimed at streamlining the organization and substantially reducing the operating costs of the Company.  The restructuring includes the resignations of Tim Losik, Michael Sheehy and Tony Scamurra, all of whom were executives of the Company.  “Each of these executives has made significant contributions to Omtool and each, for their own reasons, felt that now would be an appropriate time to pursue other interests,” commented Bob Voelk, Chief Executive Officer and President of Omtool.  In total, the Company’s workforce was reduced  by 14 employees and the Company will close its Oregon office where limited development activities occurred.  The Company estimates that the annual expense reduction associated with these actions will be approximately $1.6 million and that it will incur charges of approximately $775,000 in the third quarter for severance and other costs related to the restructuring.

“We have taken measures to move our cost structure and organization much closer to the breakeven point and to better position ourselves to take advantage of what may be a milder and slower recovery than we had all hoped for,” commented Mr. Voelk.  “Our business model is substantially realigned to positively impact our bottom line, while continuing to focus on the revenue opportunities of our newer products and retaining the high quality support services that our customers currently enjoy.”

In addition, Dan Coccoluto, currently Corporate Controller of the Company has been appointed to the position of acting Chief Financial Officer of the Company.  “Dan has been a major contributor in his role as the Corporate Controller and is a vital asset to the Company,” added Mr. Voelk.

About Omtool, Ltd.

Omtool provides enterprise document messaging applications that streamline workflows, reduce costs and ensure secure, confidential e-document exchange.  Omtool accomplishes this by integrating with industry-leading e-mail messaging, enterprise resource and document management systems to add secure delivery and high volume fax functionality to a company’s existing communication infrastructure.  Because paper remains an integral part of many business processes, Omtool also provides technology that incorporates electronic delivery, security and billing functionality into industry-leading multifunction and scanning devices.  Based in Salem, N.H., and with an office in the United Kingdom, the company can be contacted at 800-886-7845 or www.omtool.com.

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This press release contains forward-looking statements, including, without limitation, statements regarding the Company’s restructuring and its anticipated reduction in operating expenses.  These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to, risks associated with the introduction of new product offerings, including the AccuRoute™, Genidocs™ and Genifax software products, the success of the Company’s channel sales strategies, business partner strategies and new marketing efforts, the continuation of market demand for fax-based software solutions, fluctuations in quarterly results of operations, dependence on continuing market acceptance of Fax Sr. NT™ software, changes in the regulatory environment, dependence on continuing growth in the number of organizations implementing secure electronic document exchange, competition, the Company’s ability to complete development of, and market acceptance of new products and product enhancements, including the AccuRoute, Genidocs and Genifax software products, the risks associated with reductions in staff, the continued listing on the Nasdaq SmallCap Market and those other risk factors described in the Company’s periodic reports and registration statements as filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2003 and the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2003 and August 8, 2003.  Reported results should not be considered an indication of future performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Omtool undertakes no responsibility to update any such forward-looking statements.